DEALERADVANCE INC.
2008-2 STOCK AWARD PLAN

This DealerAdvance, Inc. 2008-2 Stock Award Plan (the "Plan") is designed to retain directors, executives and selected employees and reward them for making major contributions to the success of the Company. These objectives are accomplished by making long-term incentive awards under the Plan thereby providing Participants with a proprietary interest in the growth and performance of the Company.

1. Definitions.

(a) "Board" - The Board of Directors of the Company.

(b) "Code" - The Internal Revenue Code of 1986, as amended from time to time.

(c) "Committee" - The Compensation Committee of the Company's Board, or such other committee of the Board that is designated by the Board to administer the Plan, composed of not less than two members of the Board all of whom are disinterested persons, as contemplated by Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(d) "Company" - DealerAdvance, Inc. and its subsidiaries including subsidiaries of subsidiaries.

(e) "Exchange Act" - The Securities Exchange Act of 1934, as amended from time to time.

(f) "Fair Market Value" - The fair market value of the Company's issued and outstanding Stock as determined in good faith by the Board or Committee.

(g) "Participant" - A director, officer, or employee of the Company to whom an Award has been made under the Plan.

(h) "Securities Act" - The Securities Act of 1933, as amended from time to time.

(i) "Stock Award Agreement" - An agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Stock Award.

(j) "Stock" - Authorized and issued or unissued shares of Common Stock, $.0001 par value of the Company.

(k) "Stock Award" - A Stock Award made under the Plan in stock or denominated in units of stock for which the Participant is not obligated to pay additional consideration.

2. Administration. The Plan shall be administered by the Board; provided however, that the Board may delegate such administration to the Committee. Subject to the provisions of the Plan, the Board and/or the Committee shall have authority to (a) grant, in its discretion, Stock Awards; (b) determine in good faith the Fair Market Value of the Stock covered by any Stock Award; (c) determine which eligible persons shall receive Stock Awards and the number of shares, restrictions, terms and conditions to be included in such Stock Awards; (d) construe and interpret the Plan; (e) promulgate, amend and rescind rules and regulations relating to its administration, and correct defects, omissions and inconsistencies in the Plan or any Stock Award; (f) consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Stock Award or amend the date thereof; (g) determine the duration and purpose of leaves of absence which may be granted to Participants without constituting termination of their employment for the purpose of the Plan or any Stock Award; and (h) make all other determinations necessary or advisable for the Plan's administration. The interpretation and construction by the Board of any provisions of the Plan or selection of Participants shall be conclusive and final. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Award made thereunder.

3. Eligibility.

(a) General. Any director, officer, or employee of the Company is eligible to receive a Stock Award.

(b) Consultants. Any Consultant to the Company may be a Participant; provided, however, that the Consultant is a natural person, provides bona fide services to the Company that are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and, provided, further, the Consultant otherwise is an “employee” as defined in Section A 1 (a) of the General Instructions to Form S-8 under the Securities Act.

4. Stock.

(a) Authorized Stock. Stock subject to Stock Awards may be either unissued or reacquired Stock.

(b) Number of Shares. Subject to adjustment as provided in Section 5(i) of the Plan, the total number of shares of Stock which may be granted directly by Stock Awards shall not exceed Two Hundred Forty Million (240,000,000) shares. If any Stock Award shall for any reason terminate or expire, any shares allocated thereto upon such expiration or termination shall again be available for Stock Awards with respect thereto under the Plan as though no Stock Award had previously occurred with respect to such shares.

(c) Reservation of Shares. The Company shall reserve and keep available at all times during the term of the Plan such number of shares as shall be sufficient to satisfy the requirements of the Plan. If, after reasonable efforts, which efforts shall not include the registration of the Plan or Stock Awards under the Securities Act, the Company is unable to obtain authority from any applicable regulatory body, which authorization is deemed necessary by legal counsel for the Company for the lawful issuance of shares hereunder, the Company shall be relieved of any liability with respect to its failure to issue and sell the shares for which such requisite authority was so deemed necessary unless and until such authority is obtained.

5. Stock Awards.

(a) General Conditions. All or part of any Stock Award under the Plan may be subject to conditions established by the Board or the Committee, and set forth in the Stock Award Agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of Company performance. Such Awards may be based on Fair Market Value or other specified valuation. All Stock Awards will be made pursuant to the execution of a Stock Award Agreement substantially in the form attached hereto as Exhibit A.

(b) Insiders; Control Securities. Any Participant subject to Section 16(a) of the Exchange Act (generally any dirctor, officer or principal shareholder) shall comply with the requirements of Section 16(b) of the Exchange Act (generally by holding the Stock subject a Stock Award for at least six months from the date of the Stock Award). The amount of securities of the Company that may be sold by any Participant that holds “control securities” and any other person with whom he or she is acting in concert for the purpose of selling securities of the Company, may not exceed, during any three month period, the amount specified in Rule 144(e) of the General Rules and Regulations under the Securities Act (generally one percent of the shares outstanding as shown by the most recent report or statement published by the Company). The Participant shall have the burden of proving to the satisfaction of the Company, at Participant’s cost, any exemption to the requirements of this paragraph, including any exemption pursuant to Rule 16b-3 of the General Rules and Regulations under the Exchange Act and any exception to Rule 144(e).

(c) Cancellation and Rescission of Stock Awards. Unless the Stock Award Agreement specifies otherwise, the Board or Committee, as applicable, may cancel any unexpired, unpaid, or deferred Stock Awards at any time if the Participant is not in compliance with all other applicable provisions of the Stock Award Agreement, the Plan and with the following conditions:

(i)  A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the chief executive officer of the Company or other senior officer designated by the Board or Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For Participants whose employment has terminated, the judgment of the chief executive officer shall be based on the Participant's position and responsibilities while employed by the Company, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company's customers, suppliers and competitors and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has retired shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than ten percent (10%) equity interest in the organization or business.

(ii)  A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material, as defined in the Company's Proprietary Information and Invention Agreement or similar agreement regarding confidential information and intellectual property, relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

(iii)  A Participant, pursuant to the Company's Proprietary Information and Invention Agreement, shall disclose promptly and assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

(iv) In performing its duties, the Participant agrees to adhere to and to act in accordance with all applicable laws, rules and regulations, the policies and procedures of the Company in effect from time to time, all written and oral instructions received from an authorized officer or employee of the Company, and high ethical standards.

(v)  Upon delivery of a Stock Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with all of the provisions of this Section 5 prior to, or during the six months after, any Stock Award shall cause such Stock Award to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded Stock Award. Such payment shall be made either in cash or by returning to the Company the number of shares of Stock that the Participant received in connection with the rescinded exercise, payment or delivery.

(d) Nonassignability.

(i) Except pursuant to Section 5(e)(iii) and except as set forth in Section 5(d)(ii), no Stock Award or any other benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant.

(ii)  Where a Participant terminates employment and retains a Stock Award pursuant to Section 5(e)(ii) in order to assume a position with a governmental, charitable or educational institution, the Board or Committee, in its discretion and to the extent permitted by law, may authorize a third party (including but not limited to the trustee of a "blind" trust), acceptable to the applicable governmental or institutional authorities, the Participant and the Board or Committee, to act on behalf of the Participant with regard to such Stock Award.

(e) Termination of Employment. If the employment or service to the Company of a Participant terminates, other than pursuant to any of the following provisions under this Section 5(e), all unexercised, deferred and unpaid Stock Awards shall be cancelled immediately, unless the Stock Award Agreement provides otherwise.

(i)  Retirement Under a Company Retirement Plan. When a Participant's employment terminates as a result of retirement in accordance with the terms of a Company retirement plan, the Board or Committee may permit the Participant’s Stock Award to continue in effect beyond the date of retirement in accordance with the applicable Stock Award Agreement and the exercisability and vesting of any such Stock Award may be accelerated.

(ii)  Rights in the Best Interests of the Company. When a Participant resigns from the Company and, in the judgment of the Board or Committee, the acceleration and/or continuation of outstanding Stock Awards would be in the best interests of the Company, the Board or Committee may (A) authorize, where appropriate, the acceleration and/or continuation of all or any part of any Stock Award issued prior to such termination and (B) permit the exercise, vesting and payment of such Stock Award for such period as may be set forth in the applicable Stock Award Agreement, subject to earlier cancellation pursuant to Section 8 or at such time as the Board or Committee shall deem the continuation of all or any part of the Participant's Stock Award is not in the Company's best interest.

(iii)  Death or Disability of a Participant.

(A) In the event of a Participant's death, the Participant's estate or beneficiaries shall have a period up to the expiration date specified in the Stock Award Agreement within which to receive or exercise any outstanding Stock Award held by the Participant under such terms as may be specified in the applicable Stock Award Agreement. Rights to any such outstanding Stock Award shall pass by will or the laws of descent and distribution in the following order: (I) to beneficiaries so designated by the Participant; if none, then (II) to a legal representative of the Participant; if none, then (III) to the persons entitled thereto as determined by a court of competent jurisdiction. Any Stock Award so passing shall be made at such times and in such manner as if the Participant were living.

(B) In the event a Participant is deemed by the Board or Committee to be unable to perform his or her usual duties by reason of mental disorder or medical condition which does not result from facts which would be grounds for termination for cause, a Stock Award and rights to any such Stock Award may be paid to or exercised by the Participant, if legally competent, or a committee or other legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

(C) After the death or disability of a Participant, the Board or Committee may in its sole discretion at any time terminate restrictions in a Stock Award Agreement.

(D) In the event of uncertainty as to interpretation of or controversies concerning this Section 5, the determinations of the Board or Committee, as applicable, shall be binding and conclusive.

6. Investment Intent. All Stock Awards under the Plan are intended to be exempt from registration under the Securities Act provided by Rule 701 thereunder. Unless and until the issuance of Stock subject to the Plan is registered under the Securities Act or shall be exempt pursuant to the rules promulgated thereunder, each Stock Award under the Plan shall provide that the purchases or other acquisitions of Stock thereunder shall be for investment purposes and not with a view to, or for resale in connection with, any distribution thereof. Further, unless the issuance and sale of the Stock have been registered under the Securities Act, each Stock Award shall provide that no shares shall be issued under such Stock Award unless and until (a) all then applicable requirements of state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel, and (b) if requested to do so by the Company, the person exercising the rights under the Stock Award shall (i) give written assurances as to knowledge and experience of such person (or a representative employed by such person) in financial and business matters and the ability of such person (or representative) to evaluate the merits and risks of exercising the Option, and (ii) execute and deliver to the Company a letter of investment intent and/or such other form related to applicable exemptions from registration, all in such form and substance as the Company may require. If shares are issued upon exercise of any rights under a Stock Award without registration under the Securities Act, subsequent registration of such shares shall relieve the purchaser thereof of any investment restrictions or representations made upon the exercise of such rights.

7. Amendment, Modification, Suspension or Discontinuance of the Plan. The Board may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to outstanding Stock Award, suspend or terminate the Plan or revise or amend it in any respect whatsoever, except that no such revision or amendment shall (a) increase the number of shares subject to the Plan, (b) materially increase the benefits to Participants, or (c) change the class of persons eligible to receive a Stock Award under the Plan; provided, however, no such action shall alter or impair the rights and obligations under any Stock Award outstanding as of the date thereof without the written consent of the Participant thereunder. No Stock Award may be issued while the Plan is suspended or after it is terminated, but the rights and obligations under any Stock Award issued while the Plan is in effect shall not be impaired by suspension or termination of the Plan.

In the event of any change in the outstanding Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Board or the Committee may adjust proportionally: (a) the number of shares of Stock (i) reserved under the Plan, and (ii) covered by outstanding Stock Awards; (b) the Stock prices related to outstanding Stock Awards; and, (c) the appropriate Fair Market Value and other price determinations for such Stock Awards. In the event of any other change affecting the Stock or any distribution (other than normal cash dividends) to holders of Stock, such adjustments as may be deemed equitable by the Board or the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board or the Committee shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, and other Stock Awards by means of substitution of new Stock Award Agreements for previously issued Stock Awards or an assumption of previously issued Stock Awards.

8. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Stock Award withhold, at the time of delivery or exercise of a Stock Award or vesting of shares under such Stock Award, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. If Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

9. Notice.  Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the chief personnel officer or to the chief executive officer of the Company, and shall become effective when the office of the chief personnel officer or the chief executive officer receives it.

10. Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of Texas and construed accordingly.

11. Effective and Termination Dates. The Plan shall become effective on the date it is approved by Board. The Plan shall terminate ten years later, subject to earlier termination by the Board pursuant to Section 7.

The undersigned certifies that the foregoing is a true and correct copy of the DealerAdvance, Inc. 2008-2 Stock Award Plan as adopted by its Board of Directors on June 27, 2008.

Steven Humphries, Chief Executive Officer

EXHBIT A
FORM OF
STOCK AWARD AGREEMENT

DealerAdvance, Inc. (the "Company") hereby grants to ___________ (“Employee”), _____________ shares of the Common Stock, $.0001 par value of the Company (the “Stock”). This Stock Award is subject to the restrictions as set forth below and to all the terms and conditions of the DealerAdvance, Inc. 2008-2 Stock Award Plan, (the “Plan”) which are incorporated herein by this reference, and neither this Stock Award nor the Stock may be assigned or transferred except as provided in the Plan.

This Stock Award is subject to following additional restrictions:

[Any additional restrictions to be inserted here]

By signing below, Employee certifies that Employee is in compliance with the terms and conditions of the Plan.

Dated: __________ , _______

"Company"

By:
[Type name and title of Authorized Officer]

"Employee"

By:
[Type name of Participant]